EX-99.4b

                                        Jackson National Life [graphic omitted]
                                        Insurance Company

                                        A Stock Company
________________________________________________________________________________

                  6 YEAR WITHDRAWAL CHARGE SCHEDULE ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL. THE BENEFITS DESCRIBED IN THIS ENDORSEMENT WILL CEASE UPON TERMINATION OF THE CONTRACT. THIS 6 YEAR WITHDRAWAL CHARGE SCHEDULE BENEFIT MAY ONLY BE ELECTED PRIOR TO THE ISSUE DATE. THE CONTRACT IS AMENDED AS FOLLOWS:

The CONTRACT DATA PAGE is amended by the addition of the following:

1. The following language is added:

       6 YEAR WITHDRAWAL CHARGE On an annual basis, this charge equals [0.35%]
       SCHEDULE CHARGE:         of the daily net asset value of the Investment
                                Divisions.

2. The Withdrawal and Recapture Charge schedule is deleted and replaced with the following schedule:

WITHDRAWAL CHARGE:    COMPLETED YEARS SINCE
                        RECEIPT OF PREMIUM                     PERCENTAGE
                                 0                                  8.0%
                                 1                                  7.0%
                                 2                                  6.0%
                                 3                                  5.0%
                                 4                                  3.5%
                                 5                                  2.0%
                                 6+                                 0.0%

RECAPTURE CHARGE:      COMPLETED YEARS SINCE                  RECAPTURE CHARGE
                        RECEIPT OF PREMIUM                     PERCENTAGE
                                 0                                  4.50%
                                 1                                  4.50%
                                 2                                  3.25%
                                 3                                  3.25%
                                 4                                  3.25%
                                 5                                  1.50%
                                 6+                                 0.00%

                                        SIGNED FOR THE
                                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                                        /s/ Clark P. Manning, Jr.

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

7451